CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment to Registration Statement on Form N-1A of our report dated August 18, 2023, relating to the financial statement of Eagle Capital Select Equity ETF, a series of The 2023 ETF Series Trust, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also appearing in the Statement of Additional Information.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

September 21, 2023